                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              ---------------------

                                  LINKTONE LTD.
             (Exact Name of Registrant as Specified in its Charter)

                              ---------------------


             CAYMAN ISLANDS                               NOT APPLICABLE
      (State or Other Jurisdiction                       (I.R.S. Employer
   of Incorporation or Organization)                  Identification Number)


                          HARBOUR RING PLAZA, 6TH FLOOR
                              18 XIZANG ZHONG ROAD
                  SHANGHAI, PEOPLE'S REPUBLIC OF CHINA 200001
   (Address, including zip code, of registrant's principal executive offices)

                              ---------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

      TITLE OF EACH CLASS                     NAME OF EXCHANGE ON WHICH
     TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
             None                                        None


    If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this Form relates: 333-112903.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                 Ordinary Shares, par value US$0.0001 per share*
                (not for trading, but only in connection with the
                           American Depositary Shares)
            --------------------------------------------------------
                                (Title of class)

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* American Depositary Shares representing the Ordinary Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g3-2(c) thereunder.

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         A description of the securities registered hereunder is contained in the sections entitled "Description of Share Capital," "Description of American Depositary Shares" and "Taxation" in the preliminary prospectus included in the Registrant's Registration Statement on Form F-1 (File No. 333-112903), as amended from time to time (the "F-1 Registration Statement"), originally filed by the Registrant with the Securities and Exchange Commission on February 17, 2004 under the Securities Act of 1933, as amended, and are incorporated herein by reference.


ITEM 2.  EXHIBITS

         The documents listed below are filed as exhibits to this registration statement.

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------

3.1* Amended and Restated Memorandum and Articles of Association of the Registrant

4.2*              Specimen copy of share certificate of the Registrant

4.3* Form of Deposit Agreement among the Registrant, The Bank of New York, as Depositary, and the owners and beneficial owners of the American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depositary Receipt)

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*  Incorporated by reference to the exhibits of the same number to the
   Registrant's F-1 Registration Statement.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     Linktone Ltd.


                                     By: /s/ Raymond Lei Yang
                                         ---------------------------------------
                                     Name:  Raymond Lei Yang
                                     Title: Chief Executive Officer and Director

Date: February 18, 2004


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                                  EXHIBIT INDEX

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------
3.1*              Amended and Restated Memorandum and Articles of Association of
                  the Registrant

4.2*              Specimen copy of share certificate of the Registrant



4.3*              Form of Deposit Agreement among the Registrant, The Bank of
                  New York, as Depositary, and the owners and beneficial owners of the American Depositary Receipts issued thereunder
                  (including, as an exhibit, the form of American Depositary
                  Receipt)

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* Incorporated by reference to the exhibits of the same number to the
  Registrant's Registration Statement on Form F-1, as amended from time to time, originally filed by the Registrant with the Securities and Exchange Commission on February 17, 2004.


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